EX-99.1

Press Release
EMCORE Corporation Reports Fiscal 2005 Second Quarter and Six-Month Results

  Revenues increase 31% from a year ago and 13% sequentially to $30.4 million;
  Company achieves positive EBITDA;
  Spin-off of GaN power electronics technology raises $6.0 million for new company
SOMERSET, New Jersey, May 4, 2005 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets, today announced its financial results for the fiscal 2005 second quarter ended March 31, 2005.

Revenues for the second quarter of fiscal 2005 were $30.4 million, an increase of 31% from the $23.2 million reported in the second quarter of fiscal 2004, and an increase of $3.4 million, or 13%, from the $27.0 million in the previous quarter. All three of the Company’s operating segments, Fiber Optics, Photovoltaics and Electronic Materials and Devices, posted revenue increases both year over year and sequentially. Gross profit for the quarter was $5.5 million or 18%, an increase of 104% from $2.7 million a year earlier. The gross margin of 18% represents an increase of 10 percentage points from the 8% gross margins recorded in the previous quarter. For the six-months ended March 31, 2005, revenues totaled $57.4 million, an increase of 24% or $11.1 million as compared to the $46.3 million recorded for the six months ended March 31, 2004.

Operating expenses of $9.2 million represented a decrease of $2.2 million or 19% from the same quarter last year and were down $1.4 million, or 13% sequentially. For the six-month period, operating expenses fell $2.9 million, or 13% from the same year ago period. Included in operating expenses were severance charges of $177,000 and $649,000 for the three and six months ended March 31, 2005, respectively. No severance charges were incurred for the three or six month periods ending March 31, 2004. The continuing decline in operating expenses is the result of ongoing cost cutting and increasing efficiencies. The Company expects additional decreases in operating expenses throughout the remainder of Fiscal 2005.

EMCORE reported a loss from continuing operations for the quarter of $4.9 million, or $0.10 per basic and diluted share. Not including the $12.3 million gain from debt extinguishment, this compares to a loss from continuing operations of $10.2 million or $0.24 per basic and diluted share for the same quarter a year ago.  Sequentially, the loss from continuing operations decreased $4.2 million or $0.09 per basic and diluted share.

EMCORE reported net income for the quarter of $7.6 million, or $0.16 per basic and diluted share, the result of receiving a $13.2 million payment as part of the earn-out from the sale of the capital equipment division in November 2003. This compares to net income of $1.8 million or $0.04 per basic and diluted share for the same quarter a year ago.

Cash, cash equivalents and marketable securities at March 31, 2005 totaled approximately $44.5 million. Income before interest, taxes, depreciation, amortization and other non-cash items (adjusted EBITDA) was approximately $133,000, an improvement of $4.7 million from the previous quarter.

In April, the Company spun-off product technology focused on gallium nitride based power electronic devices for the power device industry. The new company, named Velox Semiconductor Corporation (Velox) will initially commercialize fast, high voltage diodes which will address problems of size and efficiency in the power supply industry. Velox raised $6.0 million from three venture capital partnerships including DCM-Doll Capital Management, SAS Investors and DFJ New England. EMCORE contributed intellectual property and equipment receiving an approximate 20% stake in Velox. Five employees also became full time Velox personnel. Velox named Tom Hierl as Chief Executive Officer. Mr. Hierl founded Quantum Epitaxial Designs, Inc. and served as its CEO until 1999 when he merged it with a British company and then as CEO took the successor company public. EMCORE named Dr. Richard A. Stall, Chief Technology Officer, as EMCORE’s designee to serve on Velox’s new Board of Directors. EMCORE management estimates that its operating expenses will be reduced approximately $1.2 million annually through the formation and spin-off of Velox.

Management Discussion and Outlook

“Our second quarter was extremely strong as all three operating segments reported increases in revenues. Manufacturing efficiencies and improved yields generated gross margins of 18%, a 10% point increase from last quarter. Most importantly, we achieved EBITDA positive results one quarter ahead of schedule,” commented Mr. Reuben F. Richards Jr., President & CEO. “The formation of Velox Semiconductor will further reduce operating expenses by $1.2 million a year and will allow EMCORE to benefit from the technology by holding a 20% equity stake in the new company,” added Mr. Richards. Looking ahead to the third quarter, Mr. Richards stated, “We expect revenue of $30-32 million for the fiscal third quarter. We see continued strength in Fiber Optics, Electronic Materials and Devices and Photovoltaics with the newly announced products from last quarter driving growth.”

Company/Industry Highlights

EMCORE announced the first earn-out of $13.2 Million from the Sale of Equipment Division to Veeco in 2003. Net sales of TurboDisc products for the twelve months ended December 31, 2004 amounted to $66.3 million resulting in an earn-out of $13.2 million for year one of the two-year earn-out agreement. EMCORE received a cash payment from Veeco on March 31, 2005. After offsetting this receipt against expenses related to the discontinued operation, EMCORE recorded a net gain from the disposal of discontinued operations of $12.5 million. EMCORE will receive, in either cash or stock, 50% of all calendar year 2005 revenues from the TurboDisc capital equipment business that exceeds $40.0 million, to a maximum second year earn-out payment of $6.8 million.

In April 2005, Emcore announced the establishment of a modern solar panel manufacturing facility as part of its Albuquerque, NM solar cell fabrication operations. This new operation will provide solar cell assemblies and solar panels for the satellite and terrestrial markets. By consolidating operations into a single location, EMCORE PhotoVoltaics expects to realize annual cost savings in fiscal 2006 and beyond of approximately $3 million, which will enable it to better compete in the terrestrial and space power markets. Production operations at the current City of Industry, CA solar panel operation are expected to be discontinued during the fourth quarter of fiscal 2005, and the facility closed during the first quarter of fiscal 2006.

EMCORE will discuss the results further on a conference call to be held tomorrow, Thursday, May 5, 2005 at 9:00 a.m. ET. To participate in the call, U.S. callers should dial (toll free) 800-683-1525 and international callers should dial 973-935-2100. A replay of the call will be available beginning May 5, 2005 at 11:15 a.m. ET until May 12, 2005 at 11:59 p.m. ET. The replay call-in number for U.S. callers is 877-519-4471, for international callers it is 973-341-3080, and the access code is 5994074#. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets. EMCORE has three operating segments: Fiber Optics, Photovoltaics, and Electronic Materials and Devices.  The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders in the transport of voice, data, and video over copper, hybrid fiber/coax (HFC), fiber, satellite, and wireless networks. EMCORE's solutions include: optical components and subsystems for fiber-to-the-premise, cable television, and high speed data and telecommunications networks; solar cells, solar panels, and fiber optic ground station links for global satellite communications; and electronic materials for high bandwidth wireless communications systems, such as Wi-Fi Internet access and cell phones. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

Disclaimer

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the third quarter of fiscal 2005. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, or may negatively impact EMCORE’s operations; (b) reduced revenues resulting from the TurboDisc sale; (c) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

EMCORE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended March 31, 2005 and 2004
(in thousands, except income (loss) per share)
(unaudited)
	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004

Revenue	$30,430	$23,180	$57,394	$46,305

Cost of revenue	24,901	20,499	49,790	40,444

Gross profit	5,529	2,681	7,604	5,861

Operating expenses:
Selling, general and administrative	4,950	5,644	10,038	10,951
Research and development	4,069	5,714	9,128	11,760
Severance charges	177	-	649	-
Total operating expenses	9,196	11,358	19,815	22,711

Operating loss	(3,667)	(8,677)	(12,211)	(16,850)

Other (income) expenses:
Interest income	(249)	(199)	(482)	(357)
Interest expense	1,202	1,685	2,404	3,710
Gain from debt extinguishment	-	(12,312)	-	(12,312)
Equity in net loss (income) of GELcore	297	51	(75)	(216)
Total other expenses (income)	1,250	(10,775)	1,847	(9,175)

(Loss) income from continuing operations	(4,917)	2,098	(14,058)	(7,675)

Discontinued operations:
Loss from discontinued operations	-	(348)	-	(2,045)
Gain on disposal of discontinued operations	12,476	-	12,476	19,584

Income (loss) from discontinued operations	12,476	(348)	12,476	17,539

Net income (loss)	$7,559	$1,750	$(1,582)	$9,864

Per Share Data:
Basic per share data:
(Loss) income from continuing operations	$(0.10)	$0.05	$(0.30)	$(0.19)
Income (loss) from discontinued operations	0.26	(0.01)	0.27	0.44
Net income (loss)	$0.16	$0.04	$(0.03)	$0.25

Diluted per share data:
(Loss) income from continuing operations	$(0.10)	$0.05	$(0.30)	$(0.19)
Income (loss) from discontinued operations	0.26	(0.01)	0.27	0.44
Net income (loss)	$0.16	$0.04	$(0.03)	$0.25

Weighted average basic shares outstanding used in per basic share calculations	47,265	41,904	47,128	39,872
Weighted average diluted shares outstanding used in per diluted share calculations	47,265	43,725	47,128	39,872

EMCORE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2005 and September 30, 2004
(in thousands)
(unaudited)

	As of March 31, 2005	As of September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$24,049	$19,422
Marketable securities	20,450	32,150
Accounts receivable, net	24,906	20,775
Receivables, related parties	3,867	215
Inventories, net	16,399	14,839
Prepaid expenses and other current assets	2,361	2,496

Total current assets	92,032	89,897

Receivables, related parties	169	3,754
Property, plant and equipment, net	61,450	65,354
Goodwill	33,969	33,584
Intangible assets, net	4,425	5,177
Investments in GELcore	10,078	10,003
Other assets, net	6,241	5,474
Total assets	$208,364	$213,243

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,658	$16,064
Accrued expenses	13,282	15,292

Total current liabilities	26,940	31,356

Convertible subordinated notes	96,051	96,051
Other liabilities	13	27
Total liabilities	123,004	127,434

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding	-	-
Common stock, no par value, 100,000 shares authorized, 47,339 shares issued and 47,319 outstanding at March 31, 2005; 46,951 shares issued and 46,931 outstanding at September 30, 2004	390,738	389,750
Accumulated deficit	(304,446)	(302,864)
Accumulated other comprehensive loss	-	(111)
Shareholders’ notes receivable	-	(34)
Treasury stock, at cost; 20 shares	(932)	(932)
Total shareholders’ equity	85,360	85,809
Total liabilities and shareholders’ equity	$208,364	$213,243

In accordance with applicable regulations, a non-GAAP reconciliation is provided below, which allows investors to reconcile the non-GAAP measures discussed above to GAAP.  A non-GAAP financial measure is a numerical measure of a company's performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  EMCORE believes that the additional non-GAAP measures are useful to investors for financial analysis.  Management also uses these measures internally to evaluate the company's operating performance, and the measures are used for planning and forecasting of future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.

EMCORE CORPORATION
RECONCILIATION OF NON-GAAP NET LOSS (INCOME) FROM CONTINUING OPERATIONS
AND NET LOSS (INCOME) FROM CONTINUING OPERATIONS PER SHARE
(in thousands, except loss per share)
(unaudited)

	Three Months Ended March 31,
	2005	2004

GAAP (loss) income from continuing operations	$(4,917)	$2,098
Adjustment:
Gain from debt extinguishment	-	(12,312)
Non-GAAP loss from continuing operations	$(4,917)	$(10,214)

Non-GAAP loss from continuing operations per basic and diluted share	$(0.10)	$(0.24)

EMCORE CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND DECEMBER 31, 2004
(in thousands)
(unaudited)

	March 2005	December 2004

Net income (loss)	$7,559	$(9,141)
Adjustments:
Depreciation and amortization	3,675	3,600
Gain on disposal of discontinued operations	(12,476)	-
Interest expense, net	953	969
Equity in net loss (income) of GELcore	297	(372)
Compensatory stock issuances	180	181
Reduction of note receivable due for services received	130	130
Forgiveness of shareholders’ notes receivable	-	34
Provision for doubtful accounts	(185)	15
Total adjustments to net income (loss)	(7,426)	4,557

Adjusted EBITDA	$133	$(4,584)

CONTACT

EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

or

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com